UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2004

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30235	04-3257395
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

170 Harbor Way

P.O.  Box 511

South San Francisco, California 94083

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 9, 2004, the Board of Directors of Exelixis, Inc. (the “Company”) approved new forms of stock option agreements under its (i) 2000 Equity Incentive Plan and (ii) 2000 Non-Employee Directors’ Stock Option Plan.  The new forms of stock option agreements are substantially similar to the Company’s existing stock option agreements, except that under the new agreements early exercise of stock options is impermissible.

The foregoing summary description of the stock option agreements does not purport to be complete and is qualified in its entirety by reference to the stock option agreements, which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated by reference into this report.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under Item 1.01 (Entry into a Material Definitive Agreement) and Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year) is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 9, 2004, Jason Fisherman, M.D., submitted his resignation as a member of the (i) Board of Directors and (ii) Audit Committee of the Company. Such resignation will be effective as of December 31, 2004.

On December 9, 2004, the Board of Directors elected Alan M. Garber, M.D., Ph.D., as a member of the Company’s Board of Directors, to be effective as of January 1, 2005. There is no arrangement or understanding between Dr. Garber and any other persons pursuant to which Dr. Garber was selected as a director.  Dr. Garber has been appointed as a member of the Nominating and Corporate Governance Committee to be effective as of January 1, 2005.  Dr. Garber has no reportable transactions under Item 404(a) of Regulation S-K.

On December 9, 2004, the Board of Directors of the Company elected Charles Cohen, Ph.D., as a member of the Audit Committee to be effective as of January 1, 2005 to fill the vacancy that will be created by Dr. Fisherman’s resignation as a member of the Audit Committee.  Concurrent with his appointment to the Audit Committee, Dr. Cohen will resign from the Nominating and Corporate Governance Committee.  He will continue his service as a member of the Compensation Committee.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 9, 2004, the Company’s Board of Directors approved certain amendments to the Company’s bylaws, which include the following changes:  (i) conforming the Company’s bylaws to changes in Delaware law which expand the use of new technologies to enable remote communications and use of electronic transmissions, (ii) special meetings of stockholders can be called only by the President, Chairman of the Board of Directors, or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (the Company’s bylaws previously provided that in addition to the President, Chairman of the Board of Directors and the Board of Directors, the holders of shares entitled to cast not less than 50% of the votes at the meeting are entitled to call special meetings of the stockholders), (iii) conforming the Company’s bylaws to the Company’s certificate of incorporation by clarifying that no action may be taken by the Company’s stockholders by written consent (the Company’s bylaws previously provided that, unless otherwise provided in the certificate of incorporation, any action to be taken at any annual or special meeting of the stockholders may be taken by written consent without a meeting), (iv) elimination of certain bylaw provisions that were applicable only prior to the Company’s initial public offering, (v) authorization for the Chairman of the Board or the President to preside at stockholders’ or directors’ meetings (the Company’s bylaws previously provided that if the Chairman was present at a meeting, only the Chairman could preside at such meeting), and (vi) clarification that senior vice presidents have the same officer duties and powers as vice presidents (the Company’s bylaws previously did not specifically mention the duties and powers of senior vice presidents).

The foregoing summary description of the amended bylaws does not purport to be complete and is qualified in its entirety by reference to the Company’s Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

	Exhibit 3.1	Amended and Restated Bylaws of Exelixis, Inc.

	Exhibit 10.1	Form of Stock Option Agreement under the 2000 Equity Incentive Plan

	Exhibit 10.2	Form of Stock Option Agreement under the 2000 Non-Employee Directors’ Stock Option Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 14, 2004

Exelixis, Inc.

/s/ Christoph Pereira
Christoph Pereira
Vice President, Legal Affairs and Secretary

EXHIBIT LIST

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws of Exelixis, Inc.

Exhibit 10.1

Form of Stock Option Agreement under the 2000 Equity Incentive Plan

Exhibit 10.2	Form of Stock Option Agreement under the 2000 Non-Employee Directors’ Stock Option Plan